Exhibit 10.3

ASSIGNMENT AND ASSUMPTION OF REAL ESTATE PURCHASE AGREEMENT AND

ESCROW INSTRUCTIONS

This ASSIGNMENT AND ASSUMPTION OF REAL ESTATE PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS (this “Assignment”) is made in Orange County, California as of June 18, 2011 between TNP Acquisitions, LLC, a Delaware limited liability company (“Assignor”), and TNP SRT Topaz Marketplace, LLC a Delaware limited liability company (“Assignee”), and is entered into with reference to the following facts:

1. Assignor is the Buyer under that certain Real Estate Purchase Agreement and Escrow Instructions dated as of April 29, 2011, as amended by that certain First Amendment to “Real Estate Purchase and Sale Agreement” 30, 1991, dated June 1, 2011, by and between Assignor and Hesperia-Main Street, LLC, a California limited liability company, as Seller (collectively, the “Purchase Agreement”), with respect to the real property and improvements located in Hesperia, California, commonly known as 14101, 14135, and 14177 Main Street, Hesperia, California 92345, and improved with an approximate 53,259 square foot retail shopping complex, altogether as more particularly described on Exhibit “A” to the Agreement;

2. Assignor has the right to assign all of its right, title and interest under the Purchase Agreement to Assignee as provided herein.

3. Assignor desires to assign all of its right, title and interest as Buyer under the Purchase Agreement to Assignee, and Assignee desires to assume all of Assignor’s right, title and interest as Buyer under the Purchase Agreement.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

a. Assignor hereby assigns to Assignee all of Assignor’s right, title and interest as Buyer under the Purchase Agreement, and Assignee accepts the assignment and assumes and agrees to perform, all the obligations of Assignor as Buyer under the Purchase Agreement.

b. Assignor and Assignee agree that this Assignment is subject to the terms, covenants and conditions of the Purchase Agreement.

c. In any action between the parties to enforce any of the terms or provisions of this Assignment, the prevailing party in the action shall be entitled, in addition to damages, and/or equitable relief, to its reasonable costs and expenses, including, without limitation, court costs and reasonable attorneys’ fees and costs.

d. This Assignment is made without any representation or warranty, express or implied, except for those representations and warranties, if any, expressly set forth herein.

e. This Assignment may be signed in one or more counterparts and together the counterparts shall constitute an original assignment.

[signature page follows]

ASSIGNOR:		ASSIGNEE:

TNP ACQUISITIONS, LLC,		TNP SRT Topaz Marketplace, LLC,
a Delaware limited liability company		a Delaware limited liability company

By:	Thompson National Properties, LLC,	By:	TNP Strategic Retail Operating Partnership LP,
	a Delaware limited liability company		a Delaware limited liability company
Its:	Sole Member	Its:	Sole Member

By:	/s/ James Wolford		By:	TNP Strategic Retail Trust, Inc,
Name:	James Wolford		a Maryland corporation
Title:	CFO		Its:	General Partner

		By:	/s/ James Wolford
		Name:	James Wolford
		Title:	CFO

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